ADDENDUM NO. 1 TO AMENDMENT TO AMENDED AND RESTATED
             ADMINISTRATION AGREEMENT DATED AS OF NOVEMBER 12, 2002

THIS ADDENDUM NO. 1 TO AMENDMENT TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this "ADDENDUM") is entered into as of the 19th day of June, 2009, by and between The Advisors' Inner Circle Fund, a Massachusetts business trust (the "TRUST"), on behalf of the Edgewood Growth Fund, a proprietary mutual fund complex (the "FUND COMPLEX"), and SEI Investments Global Funds Services, a Delaware business trust ("SEI GFS"). For purposes of this Amendment, Edgewood Management LLC, adviser of the Fund Complex, shall be referred to as the "ADVISOR."

WHEREAS, the Trust, on behalf of the Fund Complex, and SEI GFS desire to modify the Amendment, dated January 27, 2006 (the "AMENDMENT"), to Amended and Restated Administration Agreement dated as of the 12th day of November, 2002 (the "AGREEMENT") between the Trust, SEI GFS and the Advisor as provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto intending to be legally bound agree as follows:

1. TERM. The term set forth in the Amendment is deleted and replaced in its entirety as follows:

         TERM: This Amendment shall continue in full force and effect until September 11, 2014 (the "Initial Term"). Following expiration of the Initial Term, this Schedule shall continue in effect for successive periods of one year (each, a "Renewal Term"). The Fund Complex will not be held responsible for any remaining term of the contract in the event of a liquidation of all Fund assets prior to expiration of this agreement.

2. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement and the Amendment shall continue in full force and effect and govern this Addendum.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

THE ADVISORS' INNER CIRCLE FUND,           SEI INVESTMENTS GLOBAL FUNDS SERVICES
ON BEHALF OF THE EDGEWOOD GROWTH FUND

BY: /S/ PHIL MASTERSON                     BY: /S/ JOHN ALSHAFSKI
   -------------------------                  -----------------------------
NAME: Phil Masterson                       NAME: John Alshafski
TITLE: President                           TITLE: SVP

AGREED TO AND ACCEPTED BY:
BY: EDGEWOOD MANAGEMENT LLC

BY: /S/ ALAN BREED
   ------------------------
NAME: Alan Breed
TITLE: Managing Member

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Addendum to Edgewood Amendment                                            Page 1
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